UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2012

THE WASHINGTON POST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.		20071
(Address of principal executive offices)		(Zip Code)

(202) 334-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

The Washington Post Company (the “Company”) announced, consistent with its frequent review of the Company’s dividend policy, that its Board of Directors has declared an accelerated cash dividend totaling $9.80 per share of outstanding common stock. This accelerated dividend is intended by the Board to be in lieu of regular quarterly dividends that the Company otherwise would have declared and paid in calendar year 2013. The annual dividend rate per share in 2013 is unchanged from the rate in 2012. This accelerated dividend will be paid to stockholders of record at the close of business on December 17, 2012, payable on December 27, 2012.

On December 7, 2012, the Company issued the press release attached as Exhibit 99.1. The text of such Exhibit is hereby incorporated by reference into this Item 8.01.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1 Press release dated December 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Washington Post Company

(Registrant)

Date December 10, 2012                                                      /s/ Veronica Dillon

Veronica Dillon

Senior Vice President,

Secretary and General Counsel

Exhibit Index

Exhibit 99.1   Press release dated December 7, 2012

The Washington Post Company

Accelerates Payment of 2013 Dividends

WASHINGTON—The Board of Directors of The Washington Post Company (NYSE: WPO) today announced, consistent with its frequent review of the Company’s dividend policy, an accelerated cash dividend totaling $9.80 per share of outstanding common stock.  This accelerated dividend is intended by the Board to be in lieu of regular quarterly dividends that the Company otherwise would have declared and paid in calendar year 2013.  The annual dividend rate per share in 2013 is unchanged from the rate in 2012.  The accelerated dividend will be paid to stockholders of record as of the close of business on December 17, 2012, payable on December 27, 2012.

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Contact:  Rima Calderon

calderonr@washpost.com

(202) 334-6617